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                                                                    EXHIBIT 23.1

                        CONSENT OF CHARTERED ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 12, 1997 and June 24, 1997 in the Registration Statement (Form SB-2) and related Prospectus of Intercorp Excelle Inc. for the registration of 1,000,000 shares of its common stock and 1,000,000 redeemable common stock purchase warrants.

                                        ______/s/ SCHWARTZ LEVITSKY FELDMAN_____
                                                SCHWARTZ LEVITSKY FELDMAN

July 2, 1997

Toronto, Ontario